Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP
          The undersigned, being the only general partner of Consolidated Capital Institutional Properties/3, LP, and desiring to form a limited partnership pursuant to the laws of the State of Delaware certifies as follows:
          1. The name of the Limited Partnership is Consolidated Capital Institutional Properties/3, LP (the “Partnership”).
          2. The address of the Partnership’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400,Wilmington, Delaware 19808.
          3. The name and address of the Partnership’s registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400,Wilmington, Delaware 19808.
          4. The name and address of the Partnership’s General Partner is ConCap Equities, Inc., 55 Beattie Place, PO Box 1089, Greenville, South Carolina 29602.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP
By:	CONCAP EQUITIES, INC.
General Partner

By:	/s/ Martha L. Long
Martha L. Long
Senior Vice President

Dated: August 29, 2008